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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan of HCA - The Healthcare Company of our report dated February 11, 2000, with respect to the consolidated financial statements of HCA - The Healthcare Company (formerly Columbia/HCA Healthcare Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

October 18, 2000
Nashville, Tennessee